Resident Agents of Nevada Inc 711 South Carson Street Suite 4 - Carson City, NV 89701
Phone: 775 882-4641 Fax: 775 882-6818 email address: agents@nevada.org Website: www.nevada.org

September 12, 2022

SMART BIOMETRIC TECHNOLOGY, INC.
Mr. Chaya Hendrick
27 Via Corvina
Henderson, NV 89011

Congratulations! Your Nevada Corporation is now authorized by the Secretary of State to conduct business. Thank you for trusting us to be your Registered Agent. We realize that there are many registered agent companies, and we're honored that you chose us. We will work hard to provide you with superior service. Enclosed please find:

1. *Corporation Charter*
2. *Articles of Incorporation*
3. *Nevada State Business License*
4. *Filed List of Officers*
5. *EIN – Your EIN is the number located near the top of the IRS document. We have also included a subsequent page from the IRS titled: Additional Information About Your EIN.*
6. *Nevada Department of Taxation Contact Information*
7. *Your Corporate Compliance Kit has been ordered and should arrive, via USPS, within the next 3-5 business days.*
8. *Paid Invoice*

A copy of your Articles of Incorporation should be kept in your file; this is the official document reflecting your filing with the Secretary of State and contains your state entity number. The List and License must be filed annually, and we will notify you approximately 45 days in advance so that we can file for you in a timely manner.

Please contact the Nevada Department of Taxation in order to register for the Commerce Tax and/or other potential taxes. I have attached a flyer with contact information for your convenience.

You have signed up for the Use of Address/Mail Forwarding Service. Please assure that *your* company name and the suite number appears on all mail that we receive, otherwise additional costs may incur. We will forward your mail on a weekly basis.

SMART BIOMETRIC TECHNOLOGY, INC.
711 S. Carson Street Suite 4
Carson City, NV 89701

Please don't hesitate to contact the office should you have any questions or if we can be of further assistance to you.

Thank you!

Best regards,

Sara Gonzales
RESIDENT AGENTS OF NEVADA, INC.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **SMART BIOMETRIC TECHNOLOGY, INC.** did, on 09/12/2022, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/12/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202209122993834
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E26077492022-1
Barbara K. Cegavske (signature)	Filing Number 20222607748
Secretary of State State Of Nevada	Filed On 09/12/2022 10:25:21 AM
	Number of Pages 8

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ____________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	SMART BIOMETRIC TECHNOLOGY, INC.
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) RESIDENT AGENTS OF NEVADA, INC. Name of Registered Agent OR Title of Office or Position with Entity 711 S. Carson St. Ste. 4 (Street Address) Carson City (City) Nevada 89701 (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Sara Gonzales on behalf of Resident Agents of Nevada, Inc. 09/12/2022 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Chaya Hendrick (Name) 711 S. Carson St. Suite 4 (Address) Carson City (City) NV (State) 89701 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 100000000.0 Par value: $ 0.001 Number of preferred shares with Par value: 5000000.0 Par value: $ 0.001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the Information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Chaya Hendrick — Country: United States Address: 711 S. Carson St. Suite 4 — City: Carson City — State: NV — Zip/Postal Code: 89701 X Chaya Hendrick (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E26077492022-1
Barbara K. Cegavske	Filing Number 20222607748
Secretary of State State Of Nevada	Filed On 09/12/2022 10:25:21 AM
	Number of Pages 8

ARTICLES OF INCORPORATION OF

SMART BIOMETRIC TECHNOLOGY, INC.
A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the corporation is: **SMART BIOMETRIC TECHNOLOGY, INC.**

ARTICLE II
REGISTERED AGENT - PRINCIPAL OFFICE

Section 2.01 Commercial Registered Agent. The name and address of its Commercial Registered Agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF COMMERCIAL REGISTERED AGENT

IN THE MATTER OF: **SMART BIOMETRIC TECHNOLOGY, INC.**

Resident Agents of Nevada, Inc. with address at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701, hereby accepts the appointment as Commercial Registered Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is as set forth above

IN WITNESS WHEREOF, I hereunto set my hand this day of **September 8, 2022,**

By [signature]
Sara Gonzales
Resident Agents of Nevada, Inc.
Commercial Registered Agents

ARTICLE III
GOVERNING BOARD

Section 3.01 Governing Board. The Members of the Board of Directors, should the Corporation choose Close Corporation status, shall be styled directors. The names and addresses of said directors of the **Close Corporation** shall be set forth in Article III. **This entity has not elected Close Corporation status.**

ARTICLE IV
NAMES & ADDRESSES OF THE BOARD OF DIRECTORS/ TRUSTEES, OR STOCKHOLDERS

Section 4.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors.

Section 4.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial member(s) of the Board of Directors are as follows:

NAME	ADDRESS
Chaya Hendrick	711 S. Carson St. Suite 4, Carson City, NV 89701

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 4.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE V
JURISDICTION AND PERIOD OF DURATION

This corporation shall be created under the jurisdiction of the state of **NEVADA** and shall have **A PERPETUAL** existence.

ARTICLE VI
BENEFIT CORPORATION

This corporation **shall not** be organized as a **Benefit Corporation.** If organized as such, the **Benefit Corporation** shall have the purpose of creating a general or specific public benefit which shall be disclosed herein.

ARTICLE VII
PURPOSE / PROFESSION TO BE PRACTICED

For corporations pursuant to NRS 80 (FOREIGN CORPORATIONS), 89 (PROFESSIONAL ENTITIES), and/or all Benefit Corporations, the purpose shall be stated herein.

ARTICLE VIII
AUTHORIZED SHARES

Section 8.01 Number and Class. The amount of the total authorized capital stock of this corporation is **100,000,000 (One Hundred Million) Shares at $0.001 Par Value,** designated as Common Stock. And **5,000,000 (Five Million) Shares at $0.001 Par Value**, designated as Preferred Stock. The Stock may be issued from time to time without action by the stockholders. The Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 8.02 No Preemptive Rights. Holders of the Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

Section 8.03 Assessment of Shares. The Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE IX
OFFICER MAKING STATEMENT

The name and signature of the officer or officers authorized to make a statement which authorizes the filing for a **Foreign** corporation shall be executed and included herein.

Name of Officer making statement of authorization to file this Foreign corporation is:

This entity will not file as a Foreign Corporation.

ARTICLE X
INCORPORATOR

The name and address of the Incorporator is as follows:

Name:	**Address:**
Sara Gonzales on behalf of Resident Agents of Nevada, Inc.	711 S. Carson St Ste 4, Carson City, NV 89701

ARTICLE XI
AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

AUTHORIZED SIGNATURE FOR INCORPORATION

IN THE MATTER OF: **SMART BIOMETRIC TECHNOLOGY, INC.**

Sara Gonzales, on behalf of Resident Agents of Nevada, Inc., with address at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701, having accepted the appointment as Commercial Registered Agent of the above-entitled corporation in accordance with NRS 78.090, hereby signs for submission of the filing of the corporation with the state of Nevada.

IN WITNESS WHEREOF, I hereunto set my hand this day of **September 8, 2022.**

By________________________
Sara Gonzales
Resident Agents of Nevada, Inc.
Commercial Registered Agents

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SMART BIOMETRIC TECHNOLOGY, INC.

Nevada Business Identification # NV20222565459
Expiration Date: 09/30/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/12/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202209122993837
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

SMART BIOMETRIC TECHNOLOGY, INC.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

- [x] Corporation
  - [ ] This corporation is publicly traded, the Central Index Key number is:

Filed in the Office of	Business Number **E26077492022-1**
Barbara K. Cegavske	Filing Number **20222607750**
Secretary of State State Of Nevada	Filed On **09/12/2022 10:25:22 AM**
	Number of Pages **2**

- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80:Charitable Solicitation Information - check applicable box

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No - no additional form is required
- [ ] Yes - the "Charitable Solicitation Registration Statement" is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT:

Name	Country
Chaya Hendrick	USA

Address	City	State	Zip/Postal Code
711 S. Carson St. Suite 4	Carson City	NV	89701

CORPORATION, INDICATE THE SECRETARY:

Name	Country
Chaya Hendrick	USA

Address	City	State	Zip/Postal Code
711 S. Carson St. Suite 4	Carson City	NV	89701

CORPORATION, INDICATE THE TREASURER:

Name	Country
Chaya Hendrick	USA

Address	City	State	Zip/Postal Code
711 S. Carson St. Suite 4	Carson City	NV	89701

CORPORATION, INDICATE THE DIRECTOR:

Name	Country
Chaya Hendrick	USA

Address	City	State	Zip/Postal Code
711 S. Carson St. Suite 4	Carson City	NV	89701

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X Sara Gonzales

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
Authorized Signer	09/12/2022

IRS.gov

EIN Assistant

Your Progress: 1. Identity 2. Authenticate 3. Addresses 4. Details **5. EIN Confirmation**

Congratulations! The EIN has been successfully assigned.

EIN Assigned: **92-0246826**

Legal Name: **SMART BIOMETRIC TECHNOLOGY INC**

The confirmation letter will be mailed to the applicant. This letter will be the applicant's official IRS notice and will contain important information regarding the EIN. Allow up to 4 weeks for the letter to arrive by mail.

We strongly recommend you print this page for your records.

Click "Continue" to get additional information about using the new EIN. Continue >>

Help Topics

Can the EIN be used before the confirmation letter is received?

IRS

EIN Assistant

5. EIN Confirmation

Additional Information about your EIN

We suggest you print this page for your records.

When Can You Use Your EIN?

This EIN is your permanent number and can be used immediately for most of your business needs, including:

- Opening a bank account
- Applying for business licenses
- Filing a tax return by mail.

However, it will take up to two weeks before your EIN becomes part of the IRS's permanent records. You must wait until this occurs before you can:

- File an electronic retum
- Make an electronic payment
- Pass an IRS Taxpayer Identification Number (TIN) matching program.

Next Steps

You can download IRS forms, publications, and tax returns at http://www.irs.gov/formspubs

Corrections?

If you need to make changes to your organization's information, you must do so in writing and mail the information to the address provided at https://www.irs.gov/businesses/business-name-change.

State of Nevada Department of Taxation

Call Center

Contact our Call Center for questions regarding general tax inquiries, Sales Tax, Use Tax, Modified Business Tax, or for information on establishing a new business or location.

- Please call: **1-866-962-3707**
- Hours of operation are Monday through Friday: 6:30am to 5:00pm Pacific Time.

There may be times when we can better serve you during a visit to one of our local offices. The Department of Taxation's regular hours of operation are Monday through Friday: 8:00am to 5:00pm.

Office Locations

Carson City Office	Reno Office
1550 College Parkway, Suite 115 Carson City, NV 89706 (775) 684-2000 (Phone) (775) 684-2020 (Fax)	4600 Kietzke Lane, Building L, Suite 235 Reno, NV 89502 (775) 687-9999 (Phone) (775) 688-1303 (Fax)
Las Vegas Office	**Henderson Office PERMANENTLY CLOSED OCTOBER 1, 2021**
700 E. Warm Springs Road 2nd Floor Las Vegas, NV 89119	2550 Paseo Verde, Suite 180 Henderson, NV 89074 (702) 486-2300 (Phone) (702) 486-3377 (Fax)

Resident Agents of Nevada, Inc.

711 S. Carson St. Suite 4
Carson City, NV 89701

Phone # 775-882-4641 Fax # 775-882-6818

Invoice

Invoice #	Due Date
83211	9/7/2022

PAID 09/12/2022

Bill To:

SMART BIOMETRIC TECHNOLOGY, INC.
Mr. Chaya Hendrick
27 Via Corvina
Henderson, NV 89011

Description	Amount
Corporation Turnkey Package: File Articles, Nevada State Charter, Atty Prepared Articles, Corporate Kit, Obtain EIN, File List & Business License, First Year Registered Agent Service Fee	1,275.00
Use of Nevada Business Address/ Mail Forwarding Service 2022 - 2023 ($30 annual postage allowance)	99.00
Non-reflecting Shares Certificates, additional $35	35.00

YOUR MAILING ADDRESS IN NEVADA IS AS FOLLOWS:

711 S. Carson Street, Suite 4
Carson City, NV 89701

Please include your company name and Suite #4
on all mail, otherwise additional costs will incur.

Total $1,409.00

Thank you for your business!

Email: agents@nevada.org

Web Site: www.nevada.org